SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with David McGlade

David McGlade entered into an employment agreement (the “Agreement”) with Intelsat Global, Ltd. (the “Parent”) and Intelsat, Ltd. (the “Company”), on December 29, 2008, effective as of February 4, 2008, the date of the acquisition of Intelsat Holdings, Ltd. by the Parent and Intelsat Global Subsidiary, Ltd. The Agreement provides for Mr. McGlade’s continued employment as Chief Executive Officer of each of the Parent and the Company, his continued service as a member of the board of directors of each of the Parent and the Company, and his nomination for re-election as a member of the board of directors of each of the Parent and the Company at the expiration of the then current term. The Agreement supersedes the terms and conditions of his prior employment agreement dated January 28, 2005 (the “Prior Agreement”) except with respect to those certain provisions of the Prior Agreement that relate to equity compensation arrangements.

The Agreement has a term of one year and renews automatically for successive one year periods, unless earlier terminated. The Agreement provides that Mr. McGlade will be paid an annual base salary of $1,000,000 during the term, which will be reviewed for increase no less frequently than annually. The Agreement also provides that Mr. McGlade will be eligible for (i) a basic annual bonus of 100% of his annual base salary, based on meeting pre-established performance criteria, and (ii) two additional annual bonuses, the “stretch” bonus and “super stretch” bonus, each of 50% of his annual base salary and each based on meeting incrementally more difficult to achieve pre-established performance criteria. In exchange for Mr. McGlade’s waiver of any relocation reimbursement commitments set forth in the Prior Agreement, the Company shall pay Mr. McGlade consideration in the amount of $300,000. During the employment term, Mr. McGlade will be eligible to participate in the Company’s employee benefit plans and programs, including certain retiree medical benefits for the respective lifetimes of Mr. McGlade and his spouse under the Intelsat Group Welfare Benefits Plan, and will receive certain perquisites set forth in the Agreement.

If Mr. McGlade’s employment is terminated without cause or if he resigns for good reason (in either case as defined in the Agreement) on or after January 1, 2009, subject to his timely execution and non-revocation of a waiver and release of claims and his continued compliance with the Agreement, and except as otherwise required by law or by the terms of the Company’s benefit plans (excluding severance plans), he will be paid severance in an amount equal to 150% of the sum of (i) his annual base salary plus (ii) the basic annual bonus and the stretch annual bonus (as in effect on the date of such termination of employment) (the “Target Bonus”), which severance amount shall be payable on the sixtieth day after such termination of employment. In addition, in connection with a termination of his employment without cause or for good reason, and in the event of a termination of his employment by reason of his death or disability, Mr. McGlade will be paid any earned but unpaid compensation and a pro-rata Target Bonus for the year of his termination of employment based on actual results and the portion of the fiscal year Mr. McGlade was employed by the Company through the effective date of such termination of employment, payable in the calendar year following such termination of employment at such time bonuses are paid to the Company’s other senior executives.

In the event that excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) will be imposed on any compensation or benefits received by Mr. McGlade, then, if (i) no shares of the Company are readily tradeable on an established securities market or otherwise and (ii) the shareholders that controlled more than 75% of the voting power of the Company entitled to vote on February 4, 2008 no longer hold 75% of such voting power at the time such excise tax would be imposed, the Company shall pay Mr. McGlade an additional payment (the “Partial Gross-Up Payment”) equal to the amount of the excise tax that will be imposed on such compensation or benefits; provided, that such Partial Gross-Up Payment will not include any additional payments for any federal, state or local income taxes imposed on such compensation or benefits or on the Partial Gross-Up Payment, including any excise tax imposed on the Partial Gross-Up Payment. In the event that excise tax under Section 4999 of the Code will be imposed on any compensation or benefits received by Mr. McGlade and the Company’s shares are readily tradeable on an established securities market or otherwise at such time, then the Company shall pay Mr. McGlade an additional payment such that he will be placed in the same after-tax position that he would have been in had no excise tax been imposed.

The Agreement also provides that, during Mr. McGlade’s employment with the Company and for one year after termination of his employment, whether voluntary or involuntary, he will not compete with the Company or its affiliates or hire or attempt to hire any person who is or was, during the year prior to the termination of his employment, an employee of the Company.

Amendment to Employment Agreement with Phillip Spector

Also on December 29, 2008, the Company and the Parent entered into a Fourth Amendment and Acknowledgment (the “Amendment”) with Phillip Spector, Executive Vice President and General Counsel, to amend the employment agreement, dated as of January 31, 2005, as amended on June 21, 2005, March 8, 2006 and March 16, 2007, among the Company, Holdings and Mr. Spector. The Amendment reflects certain changes in response to Section 409A of the Code and the Treasury regulations and other guidance promulgated thereunder and provides that any severance benefits payable to Mr. Spector will be paid in a lump sum on the sixtieth day following the date of his termination of employment without cause or for good reason (in either case as defined in Mr. Spector’s employment agreement).

The foregoing discussion does not purport to be complete, and is qualified in its entirety by the terms and conditions of the Agreement and the Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 29, 2008 and effective as of February 4, 2008, by and among Intelsat Global, Ltd., Intelsat, Ltd. and David McGlade

10.2	Fourth Amendment and Acknowledgement, dated as of December 29, 2008, by and among Intelsat Global, Ltd., Intelsat, Ltd. and Phillip Spector

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009

INTELSAT, LTD.

By:	/s/ Michael McDonnell
Name:	Michael McDonnell
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 29, 2008 and effective as of February 4, 2008, by and among Intelsat Global, Ltd., Intelsat, Ltd. and David McGlade

10.2	Fourth Amendment and Acknowledgement, dated as of December 29, 2008, by and among Intelsat Global, Ltd., Intelsat, Ltd. and Phillip Spector